EXHIBIT 10.17

FIRST AMENDMENT TO

THE PHOENIX COMPANIES, INC.

NONQUALIFIED SUPPLEMENTAL EXECUTIVE

RETIREMENT PLAN

As Amended and Restated Effective January 1, 2009

The Phoenix Companies, Inc. Nonqualified Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009 (the “Supplemental Plan”), is further amended effective March 31, 2010, as follows:

1.

Article I is amended to add a new subsection at the end to read as follows:

1.3

Freeze of Accrued Benefits  Notwithstanding any provision to the contrary, the accrual of benefits for all Participants under the Supplemental Plan shall cease and such benefits shall be frozen effective March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

2.

Section 2.1 is amended to add the following sentence at the end to read as follows:

The Accrued Benefits of all Participants shall be frozen and cease to accrue, to the extent they are not already frozen and ceased to accrue, at the end of business on March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

3.

Section 2.8 is amended to add the following sentence at the end to read as follows:

The Final Average Earnings of all Participants shall be frozen, to the extent they are not already frozen, for all purposes at the end of business on March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

4.

Section 2.10 is amended to add the following sentence at the end to read as follows:

The Incentive Compensation of each Participant shall be frozen, to the extent it is not already frozen, for all purposes at the end of business on March 31, 2010.

5.

Section 2.13 is amended to add the following sentence at the end to read as follows:

The Pension Equity Benefits of all Participants shall be frozen, to the extent they are not already frozen, for all purposes at the end of business on March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

6.

The first paragraph of Section 4.1 is amended and restated in its entirety to read as follows:

4.1

Actively At Work on or After August 1, 2004  The amount of benefits provided under this Supplemental Plan effective July 1, 2007 for Participants actively at work on August 1, 2004 and thereafter through March 31, 2010 shall be the excess of (a) over (b) where:

7.

Section 4.3 is amended to insert the phrase "or March 31, 2010, if earlier" after the phrase, "the Rehired Participant's initial termination or transfer" at the end of the section.

8.

Section 4.6 is amended to add the following sentence at the end to read as follows:

Notwithstanding any provision to the contrary, the Plant Closing Benefit described in Section 3.08 of the Pension Plan, to the extent not already frozen, shall be frozen and cease to accrue, to the extent it is not already frozen and ceased to accrue, at the end of business on March 31, 2010, consistent with the Eighteenth Amendment to the Pension Plan.

9.

Article V is amended to add a new subsection at the end to read as follows:

5.3

Notwithstanding the freeze of all benefit accruals under the Supplemental Plan effective March 31, 2010, a Participant or Rehired Participant may continue to earn Years of Vesting Service after March 31, 2010 for purposes of vesting under Section 5.1 and attaining Early Retirement Age (as defined in the Pension Plan); provided, however, any service after March 31, 2010 shall not be credited to the Participant for purposes of determining such Participant's Accrued Benefit.